Exhibit 10.16

Executive Consulting Services Agreement

This Executive Consulting Services Agreement (this “Agreement”) is entered into as of 30, 2022 (the “Effective Date”) by and between Reticulate Micro, Inc., a Nevada corporation (the “Company”), and Michael Chermak, an individual, (“Consultant”). The Company and Consultant may be referred to herein, individually, as a “Party” and, together, as the “Parties”.

1. Engagement of Services. Consultant shall perform the services described on Exhibit A attached hereto (the “Services”) for the Company to the best of Consultant’s ability. The Company selected Consultant to perform services for it based upon the Company receiving Consultant’s personal services. Consultant therefore may not subcontract or otherwise delegate its obligations under this Agreement without the Company’s prior written consent. Consultant shall provide the Services in a professional manner and in a manner reasonably satisfactory to the Company.

2. Compensation. The Company will pay Consultant a fee for all Services rendered by Consultant pursuant to this Agreement as set forth on Exhibit A. Consultant will not be reimbursed for any expenses incurred in connection with the performance of Services under this Agreement except travel related expenses approved by the Company in writing in advance of Consultant’s incurring such expenses.

3. Independent Consultant Relationship

3.1 Nature of Relationship. Consultant and the Company understand, acknowledge and agree that Consultant’s relationship with the Company will be that of an independent contractor and nothing in this Agreement is intended to or should be construed to create a partnership, joint venture or employment relationship. Since Consultant will not be an employee of the Company, Consultant will not be entitled to any of the benefits which the Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is not an agent of the Company as a result of or in the course of performing services pursuant to this Agreement and Consultant is not authorized to make any representation, contract or commitment on behalf of the Company unless specifically requested or authorized in writing to do so by a Company officer.

3.2 Consultant Responsible for Taxes and Records. Consultant will be solely responsible for and will file, on a timely basis, all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant’s performance of services and receipt of fees under this Agreement. Consultant will be solely responsible for and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4. Intellectual Property Rights

4.1 Disclosure of Inventions.

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4.2 Confidential Information.

(a) Consultant agrees during the term of this Agreement and thereafter to take all steps necessary to hold in trust and confidence the Company’s confidential information of the Company (“Confidential Information”). Confidential Information includes, but is not limited to, technical and business information relating to the Company’s inventions, products or services, research and development, production, manufacturing and engineering processes, costs, profit or margin information, employee skills and salaries, finances, customers, third party suppliers of content, marketing and production and past, current and future business plans. Consultant’s obligations with respect to the Company’s Confidential Information also extend to any third party’s proprietary or confidential information disclosed to Consultant in the course of providing services to the Company.

(b) Notwithstanding the other provisions of this Agreement, nothing received by Consultant will be considered to be Confidential Information if Consultant can demonstrate that (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Consultant from a third party without confidential limitations; or (3) it was known to Consultant prior to its first receipt from the Company.

4.3 No Conflict of Interest. Consultant agrees during the term of this Agreement not to accept work, enter into a contract or accept an obligation, inconsistent or incompatible with Consultant’s obligations or the scope of services rendered for the Company under this Agreement. Consultant warrants that there is no other contract or duty on Consultant’s part, including but not limited to any obligations Consultant may have pursuant to any corporate policies, university policies, government agency policies or other institutional policies or practices (the “Policies”) now in existence inconsistent with this Agreement, and Consultant shall notify the Company in writing immediately if any such duty arises after the Effective Date. In the event that the Policies are amended in any material respect that adversely effects the rights of the Company under this Agreement or the ability of the Consultant to perform his obligations under this Agreement, Consultant shall deliver to the Company a copy of such amended Policies as are then in effect as of the date such amendments take effect. Consultant further agrees not to disclose to the Company, or bring onto the Company’s premises, or induce the Company to use any confidential information that belongs to anyone other than the Company or Consultant. Consultant agrees to indemnify the Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any confidentiality or services agreement with or obligation to anyone other than the Company.

4.4 Assignment of Inventions.

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4.5 Injunctive Relief for Breach. Consultant acknowledges and agrees that the obligations and promises of Consultant under this Agreement are of a unique, intellectual character that gives them particular value. Consultant further acknowledges and agrees that Consultant’s breach of any of the promises or agreements contained in this Agreement will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law and, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

4.6 Return of the Company’s Property. Consultant acknowledges that the Company’s sole and exclusive property includes all documents, such as drawings, blueprints, manuals, letters, notes, notebooks, reports, sketches, formulae, memoranda, records, files, computer programs, machine listings, data, shareholders’ lists, employee lists, part numbers, costs, profits, market, sales customer lists, and the like in its custody or possession, whether delivered to Consultant by the Company or made by Consultant in the performance of services under this Agreement, relating to the business activities of the Company or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. Consultant agrees to deliver promptly all of the Company’s property and all copies of the Company’s property in Consultant’s possession to the Company at any time upon the Company’s request. Upon termination of this Agreement by either Party for any reason or in any manner, Consultant agrees to deliver to the Company no later than ten (10) days after such termination all such documents, together with any other of the Company’s property then in Consultant’s possession.

5. Termination - Noninterference with Business

5.1 Term. The term of this Agreement shall commence as of the Effective Date and extend through five (5) years from the date hereof unless terminated earlier pursuant to the provisions below (the “Term”). The Parties may extend the Term only upon the mutual written consent of the Parties.

5.2 Termination by The Company. The Company may terminate this Agreement, with or without cause, at any time upon thirty (30) calendar days’ prior written notice to Consultant. The Company also may terminate this Agreement immediately in its sole discretion upon Consultant’s material breach of Section 4 and/or Section 5.5 of this Agreement and/or upon any acts of gross misconduct by Consultant directly affecting this Agreement or the independent contractor relationship.

5.3 Termination by Consultant. Consultant may terminate this Agreement, with or without cause, at any time upon thirty (30) days’ prior written notice to the Company.

5.4 Survival. The obligations set forth in Articles 3, 4, 5 and 6 will survive any termination or expiration of this Agreement.

5.5 Noninterference with Business. Consultant agrees that information it has acquired as a result of the services it performed hereunder about the Company and its products and services is the confidential and proprietary information of the Company. In order to protect the value of such confidential and proprietary information of the Company, Consultant agrees that on and after the date hereof, Consultant will not disparage the Company, or any individual that is an officer, or director of the Company as of such date, or interfere with any material business relationship of the Company. Without limiting the generality of the foregoing, Consultant agrees (i) not to hire, as an employee or independent contractor, any employee or consultant of the Company or of any of its affiliates; (ii) not to solicit any employee or consultant of the Company or of any such affiliate to leave the employ of the Company or any such affiliate; and (iii) without limiting any similar obligation under applicable law, not to encourage any customer or supplier of the Company to cease its relationship with the Company, in any of the above cases directly or indirectly, at any time while the Consultant is performing services for the Company and for a period of eighteen (18) months thereafter.

6. General Provisions

6.1 Notices. All notices hereunder shall be given in writing at the address of each Party set forth on the signature page hereto, or to such other address as either Party may substitute by written notice to the other in the manner set forth in this Section 6.1. All such notices shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by electronic mail or facsimile for which confirmed receipt was received by the sending Party if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

6.2 Governing Law; Assignment. The internal laws of the State of Nevada, U.S.A., regardless of any choice of law principles, shall govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the Parties. Consultant may not assign this Agreement without the prior written consent of the Company, which may be withheld for any reason.

6.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties.

6.4 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

6.5 Entire Agreement. This Agreement and the exhibits hereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. The terms of this Agreement supersede any preprinted or standard terms, including any terms on an invoice or bid. The terms of this Agreement may only be superseded in a writing signed by both Parties in accordance with Section 6.5 below.

6.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the Parties. The waiver by a Party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

6.7 Further Assurances. Each Party agrees to cooperate fully with the other Party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other Party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

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In witness whereof, the Parties have executed this Executive Consulting Services Agreement as of the date first set forth above.

COMPANY:

Reticulate Micro, Inc.

By:
	Name:	Michael Chermak
	Title:	Treasurer & Secretary

Address:

Email:

CONSULTANT:

(Signature)

Michael Chermak
(Name)

Address:

Email:

EXHIBIT A

of Executive Consulting Services Agreement

Services and Fees

Services:

Consultant will provide various services as determined by the Company’s Board of Directors.

Payment of Fees:

Effective as of the October 30, 2022, in consideration of the Services, the Company will pay to Consultant a monthly fee of $15,000, paid on the first day of each month.

Reticulate Micro, Inc.		Consultant

By:		By:
(signature)
Name:	Michael Chermak	Name:	Michael Chermak
Title:	Treasurer & Secretary